UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Callon Petroleum Company

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CALLON PETROLEUM COMPANY ISSUES STATEMENT REGARDING

LONE STAR VALUE MANAGEMENT

Natchez, MS (December 23, 2013) - Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today confirmed that Lone Star Value Management (“Lone Star”) has filed notice to nominate two candidates to stand for election to Callon’s Board of Directors at the 2014 Annual Meeting.

The Company issued the following statement:

Callon’s Board of Directors and management team are fully committed to creating value for all Callon shareholders and welcome shareholder input regarding this objective. We have had conversations with Lone Star and will consider its suggestions, just as the Company does for all Callon shareholders.

Callon’s Board and management deliver on the promises we make. Through focused execution, we have sold noncore assets in the Gulf of Mexico and successfully completed Callon’s transformation to an onshore operator. As a result, we have optimized and de-risked the Company’s asset base, lowered its cost of capital, and established a solid track record of both production and reserve growth. Our record of achievement has led to a 74% increase in Callon’s stock price since April when we announced our intention to exit the Gulf of Mexico and become an onshore operator, and a 29% increase in Callon’s stock price over the past year, outperforming the SIG Oil Exploration & Production Index as well as the S&P 500 in both periods.

Importantly, we are well-positioned to build on this strong momentum. Infrastructure is in place to accelerate our drilling activity in the Permian Basin, where we expect our production to ramp up significantly in the near-term. Indeed, we expect more than 60 % growth in production over the next year, with 25 new horizontal wells scheduled to come online during this timeframe. This growth, together with additional actions we are taking to further expand our drilling inventory, is expected to drive even greater value creation for Callon shareholders.

Callon’s Board is composed of highly qualified directors who are active, engaged and have the expertise and experience needed to support the Company’s continued growth and success. Callon’s Board and management are committed to sound corporate governance policies and practices that best serve the interest of all Callon shareholders.

Callon notes that Lone Star has stated that it is open to continuing discussions, and the Company will seek to maintain an open dialogue with Lone Star. The Callon Board will consider Lone Star’s nominations in due course and will present details regarding the Board’s recommended slate of director nominees in the Company’s definitive proxy statement and other materials, to be filed with the Securities and Exchange Commission and mailed to all stockholders eligible to vote at the 2014 Annual Meeting, which has yet to be scheduled.

J.P. Morgan is serving as the Company’s financial advisor, and Wachtell, Lipton, Rosen & Katz and Haynes & Boone are serving as legal advisors.

About Callon Petroleum

Callon is an independent energy company focused on the acquisition, development, exploration, and operation of oil and gas properties in the Permian Basin in West Texas.

This news release is posted on the Company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link on the top of the homepage.

Cautionary Statement Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding wells anticipated to be drilled, future production rates and the implementation of the Company’s business plans and strategy, as well as statements including the words “believe,” “expect,” “plans” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil and gas prices, ability to drill and complete wells, operational, regulatory and environment risks, our ability to finance our activities and other risks more fully discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.

Important Additional Information

Callon, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Callon stockholders in connection with the matters to be considered at Callon’s 2014 Annual Meeting. Callon intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Callon stockholders. CALLON STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Callon’s directors and executive officers in Callon stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (ww.callon.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Callon’s 2014 Annual Meeting. Information can also be found in Callon’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 14, 2013. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Callon with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Callon’s website at www.callon.com or by writing to Callon at 200 North Canal Street, Natchez, Mississippi 39120.

For further information contact

Investors:

Joe Gatto

Callon Petroleum

800-451-1294

Thomas M. Ball / Ronald E. Knox / Gerard J. Mucha

Morrow & Co., LLC

203-658-9400

Media:

Andrew Siegel / James Golden

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449